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                                                                  Exhibit (1)(i)

                              THE ARCH FUND, INC.

                             ARTICLES SUPPLEMENTARY

                 The Arch Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: The total number of shares of capital stock which the Corporation was heretofore authorized to issue was Five Billion (5,000,000,000) shares of Common Stock, of which Nine Hundred Million (900,000,000) shares of the par value of One Mill ($.001) each are Class A Common Stock, Three Billion (3,000,000,000) shares of the par value of One Mill ($.001) each are Class A - Special Series 1 Common Stock, One Hundred Million (100,000,000) shares of the par value of One Mill ($.001) each are Class B shares of Common Stock, Four Hundred Million (400,000,000) shares of the par value of One Mill ($.001) each are Class B - Special Series 1 shares of Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class C Common Stock, Fifty Million (50,000,000) shares of the par value of One Mill ($.001) each are Class C - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class D Common Stock, Fifty Million (50,000,000) shares of the par value of One Mill ($.001) each are Class D - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class E Common Stock, Fifteen Million (15,000,000) shares of the par value of One Mill ($.001) each are Class E - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class F shares of Common Stock, Fifteen Million (15,000,000) shares of the par value of One Mill ($.001) each are Class F - Special Series 1 shares of Common Stock and Four Hundred and Fifty Million (450,000,000) shares of the par value of One Mill ($.001) each are unclassified shares of Common
Stock.   The aggregate





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par value of all shares having par value was Five Million Dollars ($5,000,000).

                 SECOND: Pursuant to Article VI of the Corporation's Articles of Incorporation, the Board of Directors of the Corporation has reclassified Five Hundred Million (500,000,000) shares (of the par value of One Mill ($.001)) of authorized and unissued Class A - Special Series 1 Common Stock of the Corporation's capital stock as Class B - Special Series 1 and classified One Hundred Million (100,000,000) shares (of the par value of One Mill ($.001)) of authorized and unclassified Common Stock as Class B - Special Series 1 pursuant to the following resolutions unanimously adopted by the Board of Directors of the Corporation as of November 15, 1991:

                          RESOLVED, that pursuant to Article VI of the Corporation's Articles of Incorporation (the "Charter"), Five Hundred Million (500,000,000) authorized and unissued shares currently classified as Class A - Special Series 1 Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000)), be, and hereby are, reclassified as Class B - Special Series 1 Common Stock with all of the preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class B - Special Series 1 Common Stock; and

                          FURTHER RESOLVED, that One Hundred Million
         (100,000,000) authorized and unclassified shares (of the par value of One Mill ($.001) per share and of the aggregate par value of One Hundred Thousand Dollars ($100,000)), be, and hereby are, classified as Class B - Special Series 1 Common Stock with all of the preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class B - Special Series 1 Common Stock.

                 THIRD: The total number of shares of capital stock which the Corporation is presently authorized to issue remains Five Billion (5,000,000,000) shares of Common Stock, of which Nine Hundred Million (900,000,000) shares of the par value of One Mill ($.001) each are Class A Common Stock, Two Billion and Five Hundred Million (2,500,000,000) shares of the par value of One Mill ($.001) each are Class A - Special Series 1 Common Stock, One Hundred Million (100,000,000) shares of the par value of One Mill ($.001) each are Class B shares of Common Stock, One Billion (1,000,000,000) shares of the par value of One Mill ($.001) each are Class B - Special Series 1 shares of Common Stock, Five Million (5,000,000) shares of the par





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value of One Mill ($.001) each are Class C Common Stock, Fifty Million
(50,000,000) shares of the par value of One Mill ($.001) each are Class C - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class D Common Stock, Fifty Million (50,000,000) shares of the par value of One Mill ($.001) each are Class D - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class E Common Stock, Fifteen Million (15,000,000) shares of the par value of One Mill ($.001) each are Class E - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class F shares of Common Stock, Fifteen Million (15,000,000) shares of the par value of One Mill ($.001) each are Class F - Special Series 1 shares of Common Stock, and Three Hundred and Fifty Million (350,000,000) shares of the par value of One Mill ($.001) each are unclassified shares of Common Stock.
The aggregate par value of all shares having par value remains Five Million Dollars ($5,000,000). The total number of shares the Corporation is authorized to issue and the aggregate par value of all shares having par value remains unchanged.

                 FOURTH: The shares of the Corporation classified pursuant to the resolutions set forth in Article SECOND of these Articles Supplementary have been classified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.





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          IN WITNESS WHEREOF, The Arch Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested to by its Secretary as of November 15, 1991.


                                           THE ARCH FUND, INC.
[SEAL]


Attest:                                    By:/s/ Jerry V. Woodham
                                              ---------------------------
                                              Jerry V. Woodham, President


/s/ W. Bruce McConnel, III
--------------------------
W. Bruce McConnel, III
Secretary





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                                  CERTIFICATE


                 THE UNDERSIGNED, Chairman of the Board and President of THE ARCH FUND, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.



                                  /s/ Jerry V. Woodham
                                  ----------------------------
                                  Jerry V. Woodham, President


Dated as of:  November 15, 1991





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